Exhibit 10.4

EXCLUSIVE OPTION AGREEMENT

AMONG

CHANGCHUN YAQIAO BUSINESS CONSULTING CO., LIMITED

AND

JILIN FOODING FOODS GROUP CO., LTD.

AND

YAKUN SONG

AND

CHANGCHUN DECENS FOODS CO., LTD.

December 30, 2010

EXCLUSIVE OPTION AGREEMENT

This Exclusive Option Agreement (this “Agreement) is entered into as of December 30, 2010 among the following parties.

Party A

Changchun Yaqiao Business Consulting Co., Limited, is a wholly-foreign owned enterprise which is incorporated and existing within the territory of the People’s Republic of China (“the PRC”) in accordance with the laws of the PRC. The registration number of its legal and valid business license is 220101400002578 and its legal address is Unit 503, No. 83-7 Chongqing Road, Chaoyang District, Jilin Province, the PRC.

Party B

Jilin Fooding Foods Group Co., Ltd., is a limited liability company which is incorporated and existing within the territory of the PRC in accordance with the laws of the PRC. The registration number of its legal and valid business license is 2200002008563 and the legal registered address is No. 1 Jinshazhong Street, Chuanying Economy Development Zone, Changchun City, Jilin Province, the PRC;

Party C

Yakun Song, is a Chinese natural person with her identification number as 22020219640321062X; and

(Party B and Party C are hereinafter collectively referred to as “All Shareholders”, and individually as “Each Shareholder”.)

Party D

Changchun Decens Foods Co., Ltd., is a limited liability company which is incorporated and existing within the territory of the PRC in accordance with the laws of the PRC. The registration number of its legal and valid business license is 22010201000035X and the legal registered address is No. 40-1 Dama Road, Nanguan District, Changchun City, Jilin Province, the PRC; (“Operating Entity”)

NOW, THEREFORE, the parties through mutual negotiations hereby enter into this Agreement according to the following terms and conditions:

 Article 1 The Grant and Exercise of Purchase Option

1.1   Grant: Party B and Party C, as All Shareholders of the Operating Entity and holding 100% equity interests in the Operating Entity, hereby grant Party A an irrevocable and exclusive purchase option to purchase all or part of the shares of the Operating Entity held by All Shareholders, which may be exercised once the competent government allows a wholly foreign owned enterprise to purchase the equity interests in the Operating Entity. All Shareholders further grant Party A an irrevocable exclusive purchase option to purchase all or part of the assets and business (“Assets and Business”) of the Operating Entity, in each case in accordance with Article 1.3 of this contract ( “Option”). The aforesaid purchase options are irrevocable and shall be exercised only by Party A or qualified person(s) appointed by Party A. The term “person” used herein shall include any entity, corporation, partnership, joint venture and non-corporate organizations.

1.2.    Exercise Procedures

                     1.2.1 Party A shall notify Each Shareholder of the Operating Entity in writing prior to exercising its Option (“Option Notice”).

                     1.2..2 The next day upon receipt of the Option Notice, All Shareholders and the Operating Entity, together with Party A (or the qualified person appointed by Party A), shall promptly compile a whole set of documents (“Transfer Documents”) to be submitted to the government bodies for approving the shares transfer and/or Assets and Business transfer in connection with the Option exercise so that the shares and/or Assets and Business can be transferred, in whole or in part as requested by Party A.

                      1.2.3 Upon the completion of the compilation of all the Transfer Documents and the Transfer Documents being confirmed by Party A, All Shareholders and the Operating Entity shall promptly and unconditionally obtain, together with Party A (or the qualified person appointed by Party A), all approvals, permissions, registrations, documents and other necessary approvals to effectuate the transfer of the shares and/or Assets and Business of the Operating Entity in connection with the Option exercise.

1.3.   Exercise Condition: Party A and/or its designated person may immediately exercise the Option of acquiring the equity interests in and/or the Assets and Business of the Operating Entity whenever Party A considers it necessary to acquire the Operating Entity and it is permitted under the laws of the PRC. Party A or its designated person may exercise the Option from time to time, until all equities and/or all Assets and Business of the Operating Entity have been acquired by Party A or its designated person.

Article 2 Price of Acquisition

2.1  Party A and All Shareholders shall enter into relevant agreements regarding the price of acquisition based on the circumstances of the exercise of the Option. The price of acquisition shall be equivalent to the actual value of the equities and/or Assets and Business of the Operating Entity.

2.2   Party A has the discretion to decide the time and arrangement of the acquisition, provided that the acquisition will not violate any PRC laws or regulations then in effect.

Article 3 Representations and Warranties

3.1             Each party hereto represents to the other parties that: (i) it has all the necessary rights, powers and authorizations to enter into this Agreement and perform its duties and obligations hereunder; (ii) All Shareholders warrant, represent and guarantee that this Agreement, the transfer of their respective shares and/or Assets and Business in the Operating Entity shall be in compliance with any and all applicable PRC laws and shall indemnify, defend and hold harmless Party A and the Operating Entity for all fines, penalties, damages or claims sustained by Party A or the Operating Entity arising out of Each Shareholder’s violation of this section; and (iii) the execution or performance of this Agreement shall not violate any contract or agreement to which it is a party or by which it or its assets are bounded.

3.2             All Shareholders and the Operating Entity hereto represent to Party A that: with respect to the equity interests held by All Shareholders in the Operating Entity, (i) Each Shareholder is a legally registered shareholder of the Operating Entity and has contributed into the Operating Entity the full amount of their respective portions of the Operating Entity's registered capital required under the PRC laws; (ii) except for this Agreement, Each Shareholder has not mortgaged or pledged or otherwise encumbered his/her shares of the Operating Entity, and none of them has granted any security interest or created any encumbrance on his/her shares of the Operating Entity in any form; and (iii) Each Shareholder has not sold or will not sell to any third party its equity interests in the Operating Entity.

3.3             With respect to the Assets and Business of the Operating Entity which may be transferred to Party A at Party A’s Option hereunder, (i) the Operating Entity owns all such Assets and Business and has not mortgaged or pledged or otherwise encumbered such Assets and Business; and (ii) the Operating Entity has not sold or will not sell to any third party such Assets and Business.

3.4             The Operating Entity hereto represents to Party A that: (i) it is a limited liability company duly registered and validly existing under the PRC laws; and (ii) its business operations are in compliance with applicable laws of the PRC in all material aspects.

Article 4 Covenants

The parties further agree as follows:

4.1             Before Party A has acquired all the equities and/or Assets and Business of the Operating Entity by exercising the Option provided hereunder, the Operating Entity shall not conduct the following actions without the prior written consent of Party A:

4.1.1         sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of its Assets and Business, operations or any legal or beneficiary interests with respect to its revenues (unless such sale, assignment, mortgage, disposal or encumbrance is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing);

4.1.2         enter into any transaction which may materially affect its Assets and Business, liability, operation, shareholders’ equities or other legal rights, unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing; and

4.1.3         distribute any dividend to its shareholders in any manner.

4.2             Before Party A has acquired all the equities and/or Assets and Business of the  Operating Entity by exercising the Option provided hereunder, All Shareholders shall not conduct the following actions without the prior written consent of Party A:

4.2.1         sell, assign, mortgage or otherwise dispose of, or create any encumbrance on, any of the equities held by them in the Operating Entity;

4.2.2         vote in favor of, endorse, or sign any shareholders resolution approving the sale, assignment, mortgage, or other disposal of the legal or beneficiary rights of any shareholder or allow the creation of any other security interest over such rights at the shareholders meeting of the Operating Entity; and

4.2.3         vote in favor of, endorse, or sign any shareholders resolution approving the consolidation or merger of the Operating Entity with any third party or the acquisition of or investment in any third party by the Operating Entity at the shareholders meeting of the Operating Entity.

4.3             Before Party A has acquired all the equities and/or Assets and Business of the Operating Entity by exercising the Option provided hereunder, All Shareholders and/or the Operating Entity shall not individually or collectively conduct the following actions without the prior written consent of Party A:

4.3.1         supplement, alter or amend the articles of association of the Operating Entity in any manner to the extent that such supplement, alteration or amendment may have a material effect on Operating Entity's Assets and Business, liability, operation, shareholders’ equities or other legal rights; and

4.3.2         cause the Operating Entity to enter into any transaction to the extent such transaction may have a material effect on the Operating Entity's assets, liability, operation, shareholders’ equities or other legal rights, unless such transaction is relating to its daily operation or has been disclosed to and agreed upon by Party A in writing.

4.4             Non Competition:

When and after Party A exercises the Option, Each Shareholder shall irrevocably and unconditionally agree and undertake to Party A that it will not without the prior written consent of Party A:

4.4.1               directly or indirectly engage or involve (whether as an employee, agent, independent contractor, consultant, advisor or otherwise) in the conduct of any business competing with the Operating Entity’s business;

4.4.2               carry on for his, her or its own account either alone or in partnership or be concerned as a director or shareholder in any company engaged in any business competing with the Operating Entity’s business;

4.4.3               assist any person, firm or company with technical advice or assistance in relation to the business competing with the Operating Entity’s business;

4.4.4               solicit or entice away or attempt to solicit or entice away the customer of any person, firm, company or organization who shall at any time have been a customer, client, distributor or agent of the Operating Entity or in the habit of dealing with the Operating Entity;

4.4.5               solicit or entice away or attempt to solicit or entice away from the Operating Entity any person who is an officer, manager or employee of the Operating Entity whether or not such person would commit a breach of his contract of employment by reason of leaving the Operating Entity;

4.4.6               in relation to any trade, business or company, use any name in such a way as to be capable of or likely to be confused with the name of the Operating Entity and shall use all reasonable endeavors to procure that no such name shall be used by any other person, firm or company; and

4.4.7               otherwise be interested, directly or indirectly, in any business competing with the Operating Entity’s business.

Article 5 Assignment of Agreement

5.1             All Shareholders and the Operating Entity shall not transfer their rights and obligations under this Agreement to any third party without the prior written consent of Party A.

5.2             Each Shareholder and the Operating Entity hereby agrees that Party A shall have the right to transfer all of its rights and obligations under this Agreement to any third party whenever it desires. Any such transfer shall only be subject to a written notice sent to Each Shareholder and the Operating Entity by Party A, and no any further consent from Each Shareholder and the Operating Entity will be required.

Article 6 Confidentiality

6.1           The parties acknowledge and confirm that any oral or written materials exchanged by the parties in connection with this Agreement are confidential. The parties shall maintain the secrecy and confidentiality of all such materials. Without the written approval by the other parties, any party shall not disclose to any third party any relevant materials, but the following information shall be excluded which:

6.1.1              has already become known to the public prior to or at the time of the disclosure;

6.1.2              becomes available or known to the public after the disclosure not due to the fault of the party receiving the materials;

6.1.3              is proved to be properly obtained by the party receiving materials before the disclosure from a third party which is not subject to a duty of confidentiality with respect to such information; or

6.1.4              is required to be disclosed by law, pursuant to a court order, by any securities exchange or by any governmental or regulatory body, provided, that the party receiving the materials shall provide a draft of such disclosure to the other parties and incorporate any modification reasonably requested by the other parties to the extent permitted by law.

6.2           The disclosure of the confidential materials by an employee of any party shall be deemed as disclosure of such materials by such party, and such party shall be liable for breaching the contract. This Article 6 shall survive this Agreement even if this Agreement becomes invalid, amended, revoked, terminated or unenforceable by any reason.

Article 7 Breach of Contract

Any violation of any provision hereof, any incomplete or mistaken performance of any obligation provided hereunder, any misrepresentation made hereunder, any material nondisclosure or omission of any material fact, or any failure to perform any covenant provided hereunder by any party shall constitute a breach of this Agreement. The breaching party shall be liable for any such breach pursuant to the applicable laws.

Article 8 Applicable Law and Dispute Resolution

8.1           Applicable Law

The execution, validity, interpretation and performance of this Agreement and the dispute resolution under this Agreement shall be governed by the laws of the PRC.

8.2             Dispute Resolution

The parties shall strive to settle any dispute arising from the interpretation or performance of this Agreement through friendly consultation. In case no settlement can be reached through consultation within thirty (30) days after such dispute is raised, each party can submit such matter to the China International Economic and Trade Arbitration Commission for arbitration before a sole arbitrator in accordance with the commission’s then valid rules. The place of arbitration shall be in Beijing. The language of the arbitration shall be Chinese. The arbitral award shall be final and binding on the parties. The costs of arbitration shall be allocated as determined by the arbitrator.

Article 9 Effectiveness and Termination

9.1      This Agreement shall be effective upon the execution hereof by all parties hereto and shall remain effective thereafter until the completion of transfer of all the equities and/or Assets and Business of the Operating Entity to Party A or its designated person, or until this Agreement is terminated by the parties in accordance with Article 9.2 hereof.

9.2      This Agreement may not be terminated without the unanimous written consent of all the parties except that Party A may, by giving thirty days prior notice to the other parties hereto, terminate this Agreement.

Article 10 Miscellaneous

10.1    Amendment, Modification and Supplement

Any amendment and supplement to this Agreement shall be made by the parties in writing. The amendment and supplement duly executed by each party shall be deemed an integral part of this Agreement and shall have the same legal effect as this Agreement.

10.2	Entire Agreement

The parties acknowledge that this Agreement constitutes the entire agreement of the parties with respect to the subject matters therein and supersedes and replaces all prior or contemporaneous agreements and understandings in oral or written form.

10.3           Severability

If any provision of this Agreement is adjudicated to be invalid or non-enforceable according to relevant PRC laws, such a provision shall be deemed invalid only to the extent the PRC laws are applicable in the PRC, and the validity, legality and enforceability of the other provisions hereof shall not be affected or impaired in any way. The parties shall, through consultation based on the principal of fairness, replace such invalid, illegal or non-enforceable provision with valid provision so that any substituted provision may bring the similar economic effects as those intended by the invalid, illegal or non-enforceable provision.

10.4           Headings

The headings contained in this Agreement are for the convenience of reference only and shall not in any other way affect the interpretation, explanation or the meaning of the provisions of this Agreement.

10.5           Language and Copies

This Agreement is written in Chinese and English. Both the English version and Chinese version shall have the same effect. This Agreement is executed in four copies for each version; each party holds one and each original copy.

10.6           Successor

This Agreement shall bind and benefit the successor or the transferee of each party.

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IN WITNESS HEREOF, the parties hereof have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

PARTY A:  Changchun Yaqiao Business Consulting Co., Limited

 (Signature and Seal):

Legal Representative/Authorized Representative: Yakun Song

PARTY B: Jilin Fooding Foods Group Co., Ltd.

(Signature and Seal):

Legal Representative/Authorized Representative: Xiu Zhang

PARTY C: Yakun Song

(Signature):

Party D: Changchun Decens Foods Co., Ltd.

(Signature and Seal):

Legal Representative/Authorized Representative: Yakun Song